    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998

                           REGISTRATION NO. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------
                            LUMEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       13-3868804
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of Incorporation)

                           555 THEODORE FREMD AVENUE
                                  SUITE B-302
                              RYE, NEW YORK 10580
             (Address of Principal Executive Offices and Zip Code)

                             --------------------

                            LUMEN TECHNOLOGIES, INC.
                           1996 STOCK INCENTIVE PLAN
                  (AMENDED AND RESTATED AS OF MARCH 11, 1997)
                              (Full Title of Plan)

                             --------------------

                               MARTIN E. FRANKLIN
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                            LUMEN TECHNOLOGIES, INC.
                           555 THEODORE FREMD AVENUE
                                  SUITE B-302
                              RYE, NEW YORK 10580
                                 (914) 967-9400
 (Name, address and telephone number, including area code, of agent for service)

                                With a copy to:

                               KANE KESSLER, P.C.
                          1350 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 541-6222
                         ATTN: ROBERT L. LAWRENCE, ESQ.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement becomes effective.


                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                        PROPOSED
                                                                    PROPOSED            MAXIMUM
                                                                    MAXIMUM             AGGREGATE            AMOUNT OF
                                            AMOUNT TO BE           OFFERING          OFFERING PRICE2      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED1        PRICE PER SHARE2                             FEE
======================================== ================== ====================== =================== ====================
Common Stock, par value
$.01 per share                            2,075,000 shares       $8 5/8(2)             $17,896,875           $5,279.58
======================================== ================== ====================== =================== ====================


--------------------------------

        (1)  The 1996 Stock Incentive Plan (Amended and Restated as of
March 11, 1997) (the "Plan") authorizes the issuance of a maximum of 4,250,000 shares of Common Stock which are reserved for issuance pursuant to the grant of stock based awards under the Plan. Prior to the effectiveness of this Registration Statement, the Company has previously registered 2,175,000 shares of the Company's Common Stock reserved for issuance under the Plan.


        (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon a price of $8 5/8 (the average of the high and low price of the Registrant's Common Stock as reported on The New York Stock Exchange on July 29, 1998.

                                EXPLANATORY NOTE
                                ----------------

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3 pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock (the "Common Stock") of Lumen Technologies, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Plan. In accordance with the Note to Part I of Form S-8, the information specified by Part I for Form S-8 has been omitted from this Registration Statement. Shares of the Company's Common Stock covered by this Registration Statement also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Registration Statement. The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of shares of the Common Stock of the Company which are deemed to be control securities, which have been acquired or will be acquired by control persons, pursuant to the Plan. A Cross Reference Sheet is provided for such Prospectus.

                            LUMEN TECHNOLOGIES, INC.
                            ------------------------


         CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B)

Form S-3 Item Number and Caption                                               Location in Prospectus
--------------------------------                                               ----------------------
1.  Forepart of Registration Statement and Outside Front
    Cover of Prospectus........................................................ Outside Front Cover

2.  Inside Front and Outside Back Cover Pages of
    Prospectus................................................................. Inside Front and Outside Back Cover Page

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges.................................................. Risk Factors

4.  Use of Proceeds............................................................ Use of Proceeds

5.  Determination of Offering Price                                             *

6.  Dilution................................................................... *

7.  Selling Security Holders................................................... Selling Stockholders

8.  Plan of Distribution....................................................... Front Cover Page;
                                                                                Plan of Distribution

9.  Description of Securities to be registered................................. *

10. Interests of Named Experts and Counsel..................................... *

11. Material Changes........................................................... The Company

12. Incorporation of Certain Information                                        Incorporation of Documents
    by Reference............................................................... by Reference

13. Disclosure of Commission Position of Indemnification for Securities Act
    Liabilities................................................................*


----------------------------

* Not applicable or answer is in the negative.

                               REOFFER PROSPECTUS
                            LUMEN TECHNOLOGIES, INC.
                        2,075,000 SHARES OF COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

         This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Lumen Technologies, Inc. (f/k/a BEC Group, Inc.), a Delaware corporation (the "Company" or the "Registrant"), to sell a maximum of 2,075,000 shares of the Company's Common Stock (the "Common Stock"), $0.01 par value per share (the "Shares"), which will be purchased or acquired by the Selling Stockholders pursuant to the Company's 1996 Stock Incentive Plan (Amended and Restated as of March 11,
1997) (the "Plan"). Prior to the effectiveness of this Registration Statement, the Company has previously registered 2,175,000 shares of Common Stock (taking into effect a one-for-two reverse stock split) reserved for issuance under the Plan.

         All or a portion of the Shares offered hereby may be offered for sale, from time to time, on The New York Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." The Company will receive none of the proceeds of this offering, although the Company will receive cash upon the sale of stock to the Selling Stockholders under the Plan. See "Use of Proceeds." All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by the Company. See "Expenses."

         SEE "RISK FACTORS" ON PAGE 9 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

         The Company's Common Stock is listed on The New York Stock Exchange. On July 29, 1998, the closing price of the Company's Common Stock was $8 5/8 per share.

                             --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------


                  The date of this Prospectus is August 4, 1998

         No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the specific registered securities to which it relates or an offer or solicitation with respect to those securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                             --------------------

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. In addition, similar information can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov.

         This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act is on file with the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement. The Registration Statement and the Exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:


         1. The Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Commission on March 5, 1996 (Reg. No.33-33186).

         2. The description of the Company's Common Stock contained in the Company's Registration Statement including any amendments or reports filed for the purpose of updating such description.

         3. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         4. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         5. The Company's Current Reports on Form 8-K (Date of Event - July 10,
            1997) filed on July 24, 1997, Form 8-K/A filed on September 22, 1997 and Form 8-K/A-2 filed on January 15, 1998 and Form 8-K/A-3 filed on February 6, 1998.

         6. The Company's Current Report on Form 8-K (Date of Event - March 11,
            1998) filed on March 26, 1998.

         7. The Company's Registration Statement on Form S-4, declared effective by the Commission on February 6, 1998 (Reg. No. 333-40519).

         8. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

         9. The Company's proxy statement, filed with the Commission on July 9, 1998.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to Attention: Investor Relations, Lumen Technologies, Inc., 555 Theodore Fremd Avenue, Rye, Suite B-302, New York 10580, telephone
(914) 967-9400.

                                  THE COMPANY

GENERAL

         Lumen Technologies, Inc., a Delaware corporation (the "Company" or Lumen"), is a manufacturer and marketer of products and systems for specialty light source markets. On March 12, 1998, the company completed the merger of ILC Technology, Inc. ("ILC") into a wholly-owned subsidiary of the Company (the "ILC Merger"), and on March 11, 1998 the Company consummated the Bolle Spinoff (as defined below). Prior to March 12, 1998, the Company was known as BEC Group, Inc. ("BEC"). The Company was incorporated on December 28, 1995, under the name BEC Group, Inc., as a wholly owned subsidiary of Benson Eyecare Corporation, a Delaware corporation ("Benson"). As a result of the ILC Merger and the Bolle Spinoff (as defined below), the Company is presently positioned to focus on its specialty lighting and related businesses. Although the consummation of these transactions occurred after the end of the fiscal year reported herein, the information set forth in the Annual Report on Form 10-K is limited to the Company's continuing businesses as constituted as of the date hereof, without descriptive narrative of discontinued operations. Financial Statements incorporated herein reflect the Bolle operations as discontinued, but do not reflect the ILC Merger.

         The Company was formed in connection with the Essilor Merger (as defined below), pursuant to which Benson stockholders received all of the outstanding shares of common stock of the Company in a pro rata distribution (the "BEC Spinoff"). The BEC Spinoff and merger of Essilor Acquisition Corporation with and into Benson (the "Essilor Merger") occurred on May 3, 1996 (the "Effective Date"). On May 3, 1996, Benson also consummated the sale to the Monsanto Company of the assets of its Orcolite ophthalmic lens manufacturing operation (the "Asset Sale"). Prior to the BEC Spinoff, Benson contributed to the Company all of the assets of its then non-prescription eyewear and optics related businesses and the Company assumed all of the liabilities of Benson's non prescription eyewear and optics related businesses.

         In December 1996, the Company sold to Foster Grant Holdings, Inc. ("Holdings") all of the issued and outstanding shares of capital stock of the entities comprising the Foster Grant Group ("FGG"). Holdings, a Delaware corporation, is a subsidiary of Accessaries Associates, Inc. ("AAI"), a Rhode Island corporation.

         Following the divestiture of its prescription eyewear business in May 1996 in connection with the Essilor Merger and Asset Sale and the sale of FGG in December 1996, the Company had two core businesses: ORC Technologies, Inc ("ORC"), which manufactures and distributes lightning, electronic and electroformed products to a diverse customer base, and Bolle America, Inc. ("Bolle America"), the exclusive marketer and distributor of Bolle (Registered Trademark) premium sunglasses, sport shields and goggles in the U.S., Mexico and Costa Rica. On July 10, 1997, the Company, through its then subsidiary Bolle Inc. ("Bolle") acquired

Holdings B.F. ("Bolle France"), a French holding company owning the Bolle (Registered Trademark) trademark and Bolle design and manufacturing rights worldwide, together with certain additional distribution rights. The Company thereby combined in Bolle worldwide rights to the Bolle (Registered Trademark) trademark and brand and the associated design manufacturing rights, as well as substantial worldwide distribution network.

         Effective March 11, 1998, the Company distributed to its stockholders of record as of such date, on a pro rata basis, all of the Company's equity interest in Bolle and the Bolle business (the "Bolle Spinoff"). The Company's stockholders of record on that date received one share of Bolle common stock for every three shares of the Company's common stock then held. In connection with the Bolle Spinoff, the Company assigned to Bolle, and Bolle assumed, all of the Company's business, assets and liabilities then existing, other than those relating to the Company's specialty lighting business, ORC Electronics Products and ORC Electroformed Products and certain additional assets and liabilities retained by the Company. The Bolle operations are, for accounting purposes, treated as discontinued operations in the consolidated financial statements incorporated herein.

         On March 12, 1998, the Company effected the merger of ILC with and into BILC Acquisition Corp., a wholly owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger, dated as of October 30, 1997, as amended (the ILC Merger Agreement"). ILC designs, develops, manufactures and markets high intensity lamps and lighting products for the medical, industrial, aerospace, scientific, entertainment and military industries. The Company also holds 50% of the outstanding common stock of Voltarc Technologies, Inc., a Delaware corporation ("Voltarc") and an option to acquire the remaining equity of Voltarc. Voltarc also is engaged in the design, manufacture and distribution of specialty lighting products.

BUSINESS AND PRODUCTS

         The Company conducts its core business primarily through its primary subsidiaries, ORC and ILC which are involved in the design, manufacture and distribution of specialty lighting products.

         ORC's operations consists of three related businesses located at the Company's facilities in Azusa, California: Lighting Products, Electronic products and Electroformed Products. ILC's operations are located at the Company's facilities in Sunnyvale, California and through its wholly owned subsidiary, Q-Arc, located in Cambridge, England.

         The Company's specialty lighting operations design, manufacture and market lighting products for the medical, industrial, aerospace, scientific, entertainment, cinema and military industries. Its products are used in a variety of applications, including high intensity illumination systems and mini-systems that incorporate lamps, optics and electronic systems. Lamps for the industrial market are used in photo exposure systems, specialty lighting applications and in various other high technology equipment. The medical market is serviced with fiber optic illumination components and systems used with medical endoscopes as illumination for diagnostic and minimally invasive surgical procedures. Products include a specially designed ceramic lamp with integral parabolic reflector, optical components, power supply and fiber optic illumination systems. The Company supports the worldwide cinema market with a wide range of short-arc xenon lamps used in projectors and buildings, stadium and theater lighting.

         The Company's products include pulsed and direct current arc lamps that are designed to satisfy a wide variety of laser and industrial applications requiring rigorous, high-performance standards ("flashlamps"); Cermax (Registered Trademark) lamps, which are short arc xenon lamps that are optically pre-aligned, encased in a safe ceramic body bonded to a metallized sapphire window, and are capable of transmitting the full spectrum from infrared to UV wavelengths and fully-encased and open frame power supplies, lamp holders, fiber optic light sources and other equipment to support its Cermax (Registered Trademark) product line; high intensity lamps for video projection utilizing the Company's proprietary Daymax (Registered Trademark) and Cermax (Registered Trademark) technologies and, mercury xenon short arc lamps which are used to expose patterns during the fabrication of semiconductor products ("Stepper lamps"). The Company's other products include mercury capillary lamps, Daymax (Registered Trademark) metal halide lamps and products for the aerospace and military markets.

         The primary market for the Company's Cermax (Registered Trademark) product line is fiber optic illumination for medical procedures such as endoscopy. The market for Cermax (Registered Trademark) lightsources and related equipment used in endoscopy is composed of two segments: a high-intensity or critical segment and a low-intensity or non-critical segment. Critical endoscopy applications require high-intensity Cermax (Registered Trademark) lightsources with specialized power supplies. The low-intensity market is dominated by manufacturers of halogen lightsources. Ancillary industrial uses for Cermax (Registered Trademark) lightsources include illuminating areas that are difficult to inspect, such as nuclear reactors or jet engines; also analytical instruments, and, spot UV curing lightsources. Daymax (Registered Trademark) lamps simulate stable daylight conditions. These products are used primarily in the entertainment business. Applications include: indoor and outdoor lighting for motion picture and television productions, high speed and special effects lighting, concert and stadium lighting and theatrical lighting. The Company also has developed a series of integral low-power metal halide lamps (less than 500 watts) for commercial projection, stage and medical applications. The Company also manufactures mercury capillary lamps using technology and processes that are similar to those developed for stepper lamps. The primary applications for mercury capillary lamps include the photolithography of grid patters on color television screens and printed circuit boards for computers. In the aerospace market, the Company offers standard, modified and customer systems covering the visible, infrared and UV spectrum to meet each space lighting requirement. The Company is the only domestic manufacturer of space lighting qualified to serve NASA and other government agencies in Japan and Europe. The Company's products for the military market include infrared lamps used by the military on tanks and aircraft to deflect offensive heat seeking missiles.

         ORC Electronic Products manufactures photoexposure systems, including the Opti-Beam (Registered Trademark) and ProForm (Registered Trademark) lines. These highly sophisticated systems are used in the production of high density, fine-line circuit boards, microcircuits, flexible circuits and flat panel displays. The business has focused on the upper end of the market where its proprietary optics technology, vision alignment systems and superior automated material handling capabilities allow for imaging fine line circuitry with exceptional throughput.

         ORC Electroformed Products supplies a wide range of electroformed products to a variety of industrial customers. Its products include (i) electroformed nickel and copper components such as cold shields, flashlight and search light reflectors, abrasion resistant shields for use on airplane and helicopter rotor blades and highly polished spheres, parabolas and ellipses for industrial uses and, (ii) tooling used in the manufacture of hard resin and polycarbonate ophthalmic lenses.

                                     * * *


         The Company's principal executive offices are located at 555 Theodore Fremd Avenue, Rye, New York, 10580. Its telephone number is (914) 967-9400.

                                  RISK FACTORS

The Shares of Common Stock being offered hereby involve a high degree of risk and prospective purchasers of Common Stock offered hereby should carefully consider the following specific factors as well as other information contained in this Prospectus prior to making an investment decision.

EFFECTS OF THE ILC MERGER

         The realization of the benefits sought from the ILC Merger depends on the ability of the Company to use product development capabilities, sales and marketing capabilities, administrative organizations and facilities better than either ILC or the Company could do separately. There can be no assurance that these benefits will be achieved or that the activities of the Company and ILC will be coordinated in a timely and efficient manner. Combining the operations of the two companies to realize the potential strategic benefits of the ILC Merger also will require the dedication of management resources, which may temporarily distract such person's attention from the day-to-day business of the individual companies. There can be no assurance that the integration will be completed without disrupting the Company's or ILC's business. Any inability of Company to better use resources or to achieve such combination in a timely and coordinated fashion could result in a material adverse effect on Company's financial condition, operating results and cash flows.

         It is expected that the Company will incur additional expenses due the ILC Merger which reflects the costs of combining the two companies. If the anticipated savings in operating costs are not achieved, or if the ILC Merger has other adverse effects that are not currently anticipated, the ILC Merger could result in a reduction in per share earnings of the Company as computed to the per share earnings that either or both the Company or ILC would have achieved if the ILC Merger had not occurred. Furthermore, even if the results of the ILC Merger are as anticipated, there can be no assurance that future earnings will not be adversely affected by any number of economic, market or other factors that are not related to the ILC Merger.

RISKS ASSOCIATED WITH FUTURE ACQUISITIONS

         A key element of the Company's growth strategy is the acquisition of businesses and assets that will complement its current businesses. There can be no assurance that the Company will be able to identify attractive acquisition opportunities, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. In addition, there can be no assurance that the Company will be successful in integrating acquired businesses into its existing operations or that such integration will not result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Such acquisitions may result in the Company incurring additional indebtedness or issuing preferred stock or additional Common Stock. There can be no assurance that competition for acquisition opportunities in the industry will not escalate, thereby increasing the cost to the Company of making acquisitions or causing the Company to refrain from making further acquisitions.

ACCOUNTING TREATMENT

         The Company's total goodwill and intangible assets are approximately $44.4 million. These assets are currently being amortized at a rate of approximately $1.1 million a year. This amortization expense will act to decrease the Company's income over the life of the assets being amortized.
The carrying value of long lived assets will be reviewed regularly and there is no guarantee that the Company will not suffer a significant charge in the future from the impairment of long lived assets. The Company may continue to acquire businesses using purchase accounting which may create more intangible assets and goodwill amortization. While the Company believes its accounting treatment for goodwill and intangible assets has been and will continue to be appropriate, there can be no assurance that additional goodwill and intangible amortization or write-offs will not have a material adverse effect on the Company's results of operations.

INTENSE COMPETITION

         The markets for Company's products are highly competitive. Many of the Company's competitors have established operating histories, are larger than the Company and have financial and other resources substantially greater than those of the Company. There can be no assurance that changes in market conditions or price competition will not adversely affect the Company's operations in the future and that the Company will be able to compete successfully.

ENVIRONMENTAL CONTINGENCIES

         The Company's operations will be subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials as well as laws relating to occupational health and safety. The Company believes that its business, operations and facilities are being operated in compliance in all material respects with environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operations of manufacturing plants entail risks in these areas, and there can be no assurance that the Company will not incur material costs or liabilities. In addition, potentially significant expenditures could be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future.

DEPENDENCE UPON NEW PRODUCT INTRODUCTIONS

         The Company's future success may depend upon its ability to develop and introduce innovative products, and there can be no assurance of the Company's ability to do so. Even if new products are developed for a particular type of lighting fixture or application, such products may not be commercially successful. In addition, competitors occasionally have followed the Company's introduction of successful products with similar product offerings. As a result of these and other factors, there can be no assurance that the Company will be successful in introducing new products in a timely and cost-effective manner, or that any new products will achieve or sustain market acceptance.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         The Company will rely on trade secret protection, trademark, patent and intellectual property laws to protect its rights to certain aspects of its products, including proprietary manufacturing processes and technologies, product research and concepts and trademarks, all of which the Company believes are important to the success of its products and its competitive position. There can be no assurance that the actions taken by the Company to protect its proprietary rights will be adequate to prevent imitation of its products, processes or technology; that the Company's proprietary information will not become known to competitors; that the Company can effectively protect its rights to unpatented proprietary information; or, that others will not independently develop substantially equivalent or better products that do not infringe on the Company's intellectual property rights. No assurance can be given that others will not assert rights in, and ownership of, the patents and other proprietary rights of the Company.

CYCLICAL RESULTS

         The industries in which the Company operates have been cyclical in nature and historically experienced periodic downturns. Such downturns are characterized by diminished product demand, erosion of average selling prices and production over-capacity. The Company may also experience substantial period-to-period fluctuations in future operating results due to industry conditions or events occurring in the general economy. Even during periods of reduced revenues, in order to remain competitive, the Company will be required to continue to invest in research and development and to maintain extensive ongoing worldwide customer service and support capability.

RESTRICTED DIVIDEND POLICY

         Neither the Company nor its predecessors have paid any cash dividends in the past (except for the stock dividends associated with the corporate reorganizations of BEC). The Company does not currently intend to declare or pay any dividends on the shares of the

Company's Common Stock. Pursuant to the terms of its credit facility, the Company is generally restricted from issuing dividends without the consent of its lenders.

VOLATILITY OF STOCK PRICE

         The market price of the Common Stock may be subject to significant fluctuations in response to variations in quarterly operating results and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

OPERATIONAL ISSUES ARISING FROM RAPID GROWTH THROUGH ACQUISITIONS

         The Company has been formed through a series of acquisitions. The Company intends to continue this strategy of aggressive growth through strategic acquisitions. Historically, this strategy increased the Company's asset base and debt significantly.

         The management of the entities acquired has required and will continue to require, among other things, continued development of financial and management controls, further controls of operating expenses as well as other costs, increased marketing activities and the training of new personnel. There can be no assurance that the Company will be able to successfully manage this growth and development. As the Company continues this strategy of growth through acquisitions, there can be no assurance that the Company will be able to identify other suitable acquisition candidates on acceptable terms, that it will be able to obtain the necessary financing for any future acquisitions or that it will be able to effectively and profitably integrate into the Company any operations that are acquired in the future. Additionally, there can be no assurance that any future acquisitions will not have a material adverse effect on the Company's operating results or on the market price of the Company's Common Stock, particularly during the period immediately following such acquisitions.

DEPENDENCE ON KEY PERSONNEL

         The Company's business will be managed by a small number of executive officers and key employees, most of whom have employment contracts with the Company. Although the Company will maintain $10 million of key man life insurance on the life of Martin E. Franklin, its Chairman of the Board, the loss of his services or the services of other executive officers or key employees could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. Although the Company will aggressively seek to attract and retain such personnel, there can be no assurance that its recruiting efforts will be successful.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

         The Company has 500,000 shares of authorized blank check preferred stock. The Company's Board of Directors is authorized to determine the price, rights, preferences, privileges and restrictions, including voting rights, of the shares of blank check preferred stock without any further vote or action by the Company's stockholders. The rights of the holders of Company Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The blank check preferred stock could be issued to a third party selected by management or used as the basis for a stockholders' rights plan, which could have the effect of deterring a potential acquirer. The ability of the Company's Board of Directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties.

DILUTIVE EFFECT OF THE CONVERSION OF CONVERTIBLE NOTES

         As of July 29, 1998, $12.6 million of the Company's 8% Convertible Subordinated Notes (the "Convertible Notes") remain outstanding. The holders of these Convertible Notes will retain their conversion rights, at an adjusted conversion price of approximately $9.88 per share. The shares issuable upon any such conversion have been registered under the Securities Act and accordingly, will be freely tradable without restriction. In addition, the accrued interest on the Convertible Notes is payable in cash or stock at the Company's option. If the accrued interest is paid in stock, such stock would have a further dilutive effect on Company stockholders.

CERTAIN REGULATORY MATTERS

         Certain of the products sold by the Company must comply with quality control standards set by various governmental entities, including the Food and Drug Administration (the "FDA"). The FDA regulates the manufacture and sale of ophthalmic products under the Federal Food, Drug and Cosmetic Act, as amended by the 1976 Medical Device Amendments and certain subsequent amendments. Recently, the FDA has become more restrictive in the regulatory process and has increased its surveillance over existing products and manufacturing facilities. The FDA has authority to suspend or remove a product from the market or to cause a manufacturer to cease operations either at a facility or company-wide if it deems a product or a manufacturing process to be outside regulatory guidelines.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         The Company has international operations and sales. International business is subject to a number of special risks, including foreign government regulations, unexpected changes in, or imposition of, regulatory requirements, tariffs, import and export restrictions and other barriers and restrictions, longer payment cycles, greater difficulty in collecting accounts receivable, potentially adverse tax consequences, the burdens of complying with a variety of foreign laws, general geopolitical risks, such as political and economic instability, hostilities with neighboring countries and changes in diplomatic and trade relationships, and other factors beyond the control of the Company. The Company's products, including those sold internationally, are routinely invoiced and paid for in U.S. dollars. An increase in the value of the U.S. dollar relative to foreign currencies could make the Company's products more expensive and, therefore, potentially less competitive in foreign markets.

SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial numbers of shares of the Company's Common Stock in the public market in the future could adversely affect the market price of the Company's Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. As of the date hereof, there were 20,710,586 shares of the Company's Common Stock outstanding. All of such shares are or will be freely tradeable without restriction under the Securities Act, except for certain volume limitations and manner of sale requirements that apply to shares of the Company's Common Stock held by affiliates of the Company and former affiliates of ILC. As of the date hereof, the Company had outstanding under the Plan options to purchase up to approximately 3,608,325 shares of the Company's Stock. A significant portion of the options could be exercisable at prices below the market prices for the Company's Common Stock. Since the Company in the past has issued, and the Company may continue to issue, a significant number of shares of the Company's Common Stock in connection with acquisitions or otherwise, the number of outstanding shares of the Company's Common Stock that are likely to be eligible for sale in the future could increase significantly.

         In addition, as of the date hereof 1,278,517 shares of Company's Stock will be issuable upon the conversion of the Convertible Notes. Ths shares issuable upon any such conversion have been registered under the Securities Act and accordingly, will be freely tradable without restriction. In addition, the accrued interest on the Convertible Notes is payable in cash or stock at the Company's option. If the accrued interest is paid in stock, such stock would have a further dilutive effort on the Company's stockholders.

                              SELLING STOCKHOLDERS

         The Shares of Common Stock covered by this Prospectus will be offered by an undetermined number of officers and directors of the Company who are deemed affiliates of the Company and who have or may acquire Shares under the Plan. The names of the Selling Stockholders currently known and the amount of Shares that they will offer for sale, are set forth below. The names of additional selling stockholders and the amount of Shares to be offered by sale by such additional Selling Stockholders, will be added by a Post-Effective Amendment to this Prospectus. There is no assurance that any of such Selling Stockholders will offer for sale or sell any or all of the Company's Common Stock offered by them pursuant to this Prospectus.


                                                                                                PERCENTAGE
                             NUMBER OF                                                          OF COMMON             PERCENTAGE OF
                              SHARES                                     NUMBER OF                STOCK                   COMMON
                            OWNED PRIOR            NUMBER OF           SHARES TO BE             OWNED PRIOR            STOCK TO BE
                              TO THE               SHARES TO            OWNED AFTER               TO THE               OWNED AFTER
NAME OF SELLER              OFFERING(1)           BE OFFERED           THE OFFERING              OFFERING              THE OFFERING
--------------              --------              ----------           ------------              --------              ------------
Martin E. Franklin         1,033,432(2)            1,058,750              647,807                   4.9%                    3.1%
Chairman of the Board

Richard D. Capra             312,338(3)              308,588                3,750                   1.5%                     *
 Chief Executive Officer

Ian G.H. Ashken              228,125(4)              375,000              100,000                   1.1%                     *
 Chief Financial Officer
 and Assistant Secretary

Harrison H. Augur            136,660(5)              120,210               16,450                    *                       *
 Director

George B. Clairmont          392,127                  10,000              392,127                   1.9%                    1.9%
 Director

David L. Moore                10,487(6)               16,250                7,675                    *                       *
 Director

William T. Sullivan          189,048(7)              157,500               41,548                    *                       *
 Director


----------------------

*Less than 2%

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group.

(2) Includes 402,250 shares that Mr. Franklin has a right to acquire within 60 days upon the exercise of options. Excludes 7,691 shares held in trust for Mr. Franklin's minor children, as to which shares Mr. Franklin disclaims beneficial ownership.

(3) Includes 308,588 shares that Mr. Capra has right to acquire within 60 days upon exercise of options.

(4) Includes 121,875 shares that Mr. Ashken has a right to acquire within 60 days upon the exercise of options. Excludes 2,500 shares held in trust for Mr. Ashken's minor children, as to which shares Mr. Ashken disclaims beneficial ownership.

(5) Includes 110,210 shares that Mr. Augur has right to acquire within 60 days upon exercise of options.

(6) Includes 2,500 shares that the Director has a right to acquire within 60 days upon the exercise of options.

(7) Includes 147,500 shares that Mr. Sullivan has a right to acquire within 60 days upon the exercise of options and 848 shares with respect to which Mr. Sullivan shares voting and investment power with his spouse.

                              PLAN OF DISTRIBUTION


         The Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a marketmaker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities law, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Each Selling Stockholder will deliver a Prospectus in connection with the sale of the Shares.


                                    EXPENSES

         All expenses of this Offering, including the expenses of the registration of the Shares of Common Stock offered hereby, will be borne by the Company. It is estimated that the total amount of such expenses will not exceed $30,000.


                                USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares of Common Stock by the Selling Stockholders, but will receive funds from the sale of stock to the Selling Stockholders, which funds will be used by the Company for working capital.

                                    LEGALITY

         Certain legal matters in connection with the securities offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.


                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.


                              -------------------
                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

AVAILABLE INFORMATION..............................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................  3

THE COMPANY........................................................  5

RISK FACTORS.......................................................  9

SELLING STOCKHOLDERS............................................... 15

PLAN OF DISTRIBUTION............................................... 16

EXPENSES........................................................... 16

USE OF PROCEEDS.................................................... 16

LEGALITY........................................................... 17

EXPERTS............................................................ 17


                              -------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

                                    PART II

Item 3. Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated as of their respective dates in this Registration Statement by reference:

         1. The Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Commission on March 5, 1996 (Reg. No.33-33186).

         2. The description of the Company's Common Stock contained in the Company's Registration Statement including any amendments or reports filed for the purpose of updating such description.

         3. Description of the Company's common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         4. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         5. The Company's Current Reports on Form 8-K (Date of Event - July 10,
            1997) filed on July 24, 1997, Form 8-K/A filed on September 22, 1997 and Form 8-K/A-2 filed on January 15, 1998 and Form 8-K/A-3 filed on February 6, 1998.

         6. The Company's Current Report on Form 8-K (Date of Event - March 11,
            1998) filed on March 26, 1998.

         7. The Company's Registration Statement on Form S-4, declared effective by the Commission on February 6, 1998 (Reg. No. 333-40519).

         8. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

         9. The Company's proxy statement filed with the Commission on July 9, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

            A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise. In accordance with Section 145 of the DGCL, Lumen Technologies, Inc. (the "Company") Restated Certificate of Incorporation, as amended (the "Restated Certificate") and Article VI, Sections 1-3, of the Company's By-laws (the "By-laws"). The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, proceeding or claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprises against expenses (including attorney's fees and expenses) actually and reasonably incurred by him and to the extent permitted by applicable law in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

         Any indemnification under the By-laws Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the By-laws. Such determination and other determinations under the By-laws shall be made (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 9 of Article VI of the By-laws provides that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

         The Company has entered into indemnification agreements with each of its current directors and certain of its officers and other key personnel, pursuant to which the Company has agreed to indemnify each indemnitee to the fullest extent authorized by law, against any and all damages, judgments, settlements and fines ("losses") in connection with any action, suit, arbitration or proceedings, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative, investigative or other, or any appeal therefrom, by reason of an indemnitee's serving as a director of the Company. An indemnitee is not entitled to indemnification for any losses that are (i) based or attributable to the indemnitee gaining in fact any personal profit or advantage to which the indemnitee is not entitled, (ii) for the return by the indemnitee of any remuneration paid to the indemnitee without the previous approval of the stockholders of the Company which is illegal, (iii) for violations of Section 16 of the Securities Exchange Act of 1934 or similar provisions of state law,
(iv) based upon knowingly fraudulent, dishonest or willful misconduct and (v) not permitted to be covered by applicable law. The agreements provide that the indemnification under the agreement is not exclusive of any other rights the indemnitee may have under the Restated Certificate, the By-Laws, the DGCL or any agreement or vote of shareholders.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Number                           Description
------                           -----------
4.2 1996 Stock Incentive Plan of the Company (Amended and Restated as of March 11, 1997)*

5.1  Opinion of Kane Kessler, P.C.

23.1 Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2 Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (contained on the signature page hereto)






-----------------------------------

* Incorporated by reference to the Company's Registration Statement/Joint Proxy Statement on Form S-4 declared effective by the Securities and Exchange Commission on February 6, 1998 (No. 333-40519).

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of August, 1998.

                                                        LUMEN TECHNOLOGIES, INC.



                                                        By: /s/ Martin Franklin
                                                            -------------------
                                                        Name:  Martin Franklin
                                                        Title: Chairman




         We, the undersigned officers and directors of Lumen Technologies, Inc., and each of us, do hereby constitute and appoint Martin E. Franklin and Ian G.H. Ashken, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors or officers and to execute any and all instruments for us and in our names in the capacities listed below, which attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                 Title                                Date
---------                                 -----                                ----

/s/ Martin E. Franklin         Chairman of the Board of                   August 3, 1998
------------------------       Directors (Principal Executive
Martin E. Franklin             Officer)


/s/ Richard D. Capra
------------------------       Chief Executive Officer                    August 3, 1998
Richard D. Capra               and Director


/s/ Ian G.H. Ashken
------------------------       Chief Financial Officer                    August 3, 1998
Ian G.H. Ashken                (Principal Financial and
                               Accounting Officer),
                               Assistant Secretary and Director

/s/ David L. Moore
------------------------       Director                                   August 3, 1998
David L. Moore


/s/ William T. Sullivan
------------------------       Director                                   August 3, 1998
William T. Sullivan


/s/ Harrison H. Augur
------------------------       Director                                   July 8, 1998
Harrison H. Augur


/s/ Henry C. Baumgartner
------------------------       Director                                   July 13, 1998
Henry C. Baumgartner


/s/ George B. Clairmont
------------------------       Director                                   August 3, 1998
George B. Clairmont


/s/ Nora A. Bailey
------------------------       Director                                   July 8, 1998
Nora A. Bailey



                                 EXHIBIT INDEX


                                  DESCRIPTION
                                  -----------

THE FOLLOWING DOCUMENTS ARE INCORPORATED BY REFERENCE:

4.1 1996 Stock Incentive Plan of the Company (Amended and Restated as of October 30, 1997) (Incorporated by reference to Exhibit 4.6 of the Company's Registration Statement/Joint Proxy Statement on Form S-4 (No. 333-40519))


THE FOLLOWING DOCUMENTS ARE FILED HEREWITH:

PAGE
-----
5.1* Opinion of Kane Kessler, P.C. regarding the legality of the Common Stock being registered

23.1* Consent of Kane Kessler, P.C. regarding the legality of the Common
      Stock being registered (included in Exhibit 5.1)

23.2* Consent of Price Waterhouse LLP

24.1* Power of Attorney (included in the signature page hereto)













-------------------------------
*  Filed herewith.